Exhibit 10.2

AMENDMENT NUMBER ELEVEN

to the
SECOND AMENDED AND RESTATED
MASTER REPURCHASE AGREEMENT
dated as of January 29, 2016
between
BARCLAYS BANK PLC
and
NATIONSTAR MORTGAGE LLC
This AMENDMENT NUMBER ELEVEN (this “Amendment”) is made as of this 3rd day of April, 2019, by and between Barclays Bank PLC (“Purchaser” and “Agent”) and Nationstar Mortgage LLC (“Seller”), to that certain Second Amended and Restated Master Repurchase Agreement, dated as of January 29, 2016 (as amended by that certain Amendment Number One to the Second Amended and Restated Master Repurchase Agreement, dated as of June 24, 2016, Amendment Number Two to the Second Amended and Restated Master Repurchase Agreement, dated as of October 17, 2016, Amendment Number Three to the Second Amended and Restated Master Repurchase Agreement, dated as of October 31, 2016, Amendment Number Four to the Second Amended and Restated Master Repurchase Agreement, dated as of October 30, 2017, Amendment Number Five to the Second Amended and Restated Master Repurchase Agreement, dated as of March 22, 2018, Amendment Number Six to the Second Amended and Restated Master Repurchase Agreement, dated as of May 29, 2018, Amendment Number Seven to the Second Amended and Restated Master Repurchase Agreement, dated as of October 24, 2018, Amendment Number Eight to the Second Amended and Restated Master Repurchase Agreement, dated as of November 20, 2018, Amendment Number Nine to the Second Amended and Restated Master Repurchase Agreement, dated as of January 28, 2019 and Amendment Number Ten to the Second Amended and Restated Master Repurchase Agreement, dated as of March 29, 2019, and as further amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), by and among Seller, Agent and Purchaser.
WHEREAS, Purchaser, Agent and Seller have agreed to amend the Repurchase Agreement as more particularly set forth herein;
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:
SECTION 1.Amendments. Effective as of the Effective Date, the Repurchase Agreement is hereby amended as follows:
(a)    Section 2(a) of the Repurchase Agreement is hereby amended by deleting the defined terms “Aged Mortgage Loan,” “Barclays Custodial Agreement,” “Custodian,” “Eligible Mortgage Loan,” “Maturity Date,” “Maximum Age Since Origination,” “Mortgage Loan,” “Request for Release of Documents,” “Seller Mortgage Loan Schedule” and “Trust Receipt” in their entirety and replacing them with the following:
“Aged Mortgage Loan” means a Mortgage Loan (except for Seasoned Mortgage Loans) for which the time between the Origination Date and the date of determination is more than (i)

sixty (60) days, with respect to Fannie Mae Mortgage Loans, Freddie Mac Mortgage Loans and Ginnie Mae Mortgage Loans, (ii) sixty (60) days, with respect to Jumbo Mortgage Loans, (iii) sixty (60) days, with respect to Modified Loans, (iv) sixty (60) days, with respect to Non-Qualified Mortgage Loans and (v) 180 days with respect to an FHA Buyout Loan or HECM Buyout Loan, if it is a Pre-Foreclosure Loan.

“Barclays Custodial Agreement” means the DB Custodial Agreement or the U.S. Bank Custodial Agreement, as applicable.

“Custodian” means U.S. Bank National Association or Deutsche Bank National Trust Company, as the case may be, and their successors and permitted assigns.

“Eligible Mortgage Loan” means a Mortgage Loan that (i) satisfies each of the representations and warranties in Exhibit B-1 or B-2 to this Agreement, as applicable, in all material respects, (ii) if such Mortgage Loan is (a) a Ginnie Mae Mortgage Loan, Fannie Mae Mortgage Loan or Freddie Mac Mortgage Loan, it is in Strict Compliance with the eligibility requirements of the Ginnie Mae Program, Fannie Mae Program, or Freddie Mac Program, as applicable, or (b) an FHA Buyout Loan or HECM Buyout Loan, it meets the additional eligibility requirements as set forth in Exhibit I, (iii) contains all required documents in the Mortgage Loan File without exceptions unless otherwise waived by the Purchaser or permitted below, and (iv) meets each of the applicable Additional Eligible Loan Criteria.

“Maturity Date” means April 4, 2020.

“Maximum Age Since Origination” means for (a) each Eligible Mortgage Loan (other than Wet-Ink Mortgage Loans and Seasoned Mortgage Loans), the following period of time commencing with the related Origination Date for which such Eligible Mortgage Loan may be subject to a Transaction hereunder: (i) ninety (90) days for Fannie Mae Mortgage Loans, Freddie Mac Mortgage Loans and Ginnie Mae Mortgage Loans, (ii) ninety (90) days for Modified Loans and (iii) 364 calendar days for FHA Buyout Loans, HECM Buyout Loans, Non-Qualified Mortgage Loans and Jumbo Mortgage Loans and (b) for the REO Asset, the 364 day period of time commencing with the date the REO Asset is sold to Purchaser by Seller. Wet-Ink Mortgage Loans shall have the aging restrictions set forth in the Pricing Side Letter.

“Mortgage Loan” means a Jumbo Mortgage Loan, a Second Lien Mortgage Loan, a Non-Qualified Mortgage Loan, a Ginnie Mae Mortgage Loan, a Fannie Mae Mortgage Loan or a Freddie Mac Mortgage Loan.

“Request for Release of Documents” shall mean the Request for Release of Documents set forth as Annex 5 of the DB Custodial Agreement or U.S. Bank Custodial Agreement, as applicable.

“Seller Mortgage Loan Schedule” means the list of Purchased Assets proposed to be purchased by Purchaser, in the form of Exhibit H hereto, that will be delivered in an excel spreadsheet format by Seller to Agent, Purchaser and Custodian and attached by the Custodian to the related Trust Receipt.

“Trust Receipt” shall have the meaning assigned thereto in the DB Custodial Agreement or the U.S. Bank Custodial Agreement, as applicable.

(b)    Section 2(a) of the Repurchase Agreement is hereby amended by adding the defined terms “FCA,” “Non-Qualified Mortgage Loan” and “Non-Utilization Fee” in their proper alphabetical sequence:
“FCA” means the United Kingdom Financial Conduct Authority.
“Non-Qualified Mortgage Loan” means a Mortgage Loan that does not satisfy the eligibility requirement of the Agencies or criteria for a “qualified mortgage” in connection with the ability-to-repay provisions of the Truth-in-Lending Act.
“Non-Utilization Fee” shall have the meaning assigned thereto in the Pricing Side Letter.
(c)    Section 2(a) of the Repurchase Agreement is hereby amended by deleting the defined terms “Certified Mortgage Loan Trust Receipt,” “Error Rate,” “Maximum Error Rate” and “ReconTrust Custodial Agreement” in their entirety.
(d)    Section 10 of the Repurchase Agreement is hereby amended by deleting subsection (b)(i)(D) in its entirety and replacing it with the following:
(b)(i)(D) Purchaser shall have received the Structuring Fee and any Non-Utilization Fee in respect of such Transaction then due and owing pursuant to Section 2 of the Pricing Side Letter, in immediately available funds, and without deduction, set-off or counterclaim;
(e)    Section 13(m) of the Repurchase Agreement is hereby amended by deleting “Exhibit B” in the first sentence and replacing it with “Exhibit B-1 or B-2, as applicable,”.
(f)    Section 13 of the Repurchase Agreement is hereby amended by deleting subsection (t) in its entirety and replacing it with the following:
(t) Affiliated Parties. Seller is not an Affiliate of the Custodian, Disbursement Agent, Settlement Agent (other than Title365 Company Inc.) or any other party to a Program Document hereunder.
(g)    Section 14(g)(iii) of the Repurchase Agreement is hereby amended by adding the following as a new sentence at the end of such Section 14(g)(iii):

Each certification to be executed and delivered hereunder shall be sent via electronic mail to creditsecuritizedp1@barclayscapital.com or such other email address as the Agent may furnish to the Seller from time to time by written notice.
(h)    Section 14(aa) of the Repurchase Agreement is hereby amended by deleting it in its entirety and replacing it with “Reserved.”.
(i)    Section 15 of the Repurchase Agreement is hereby amended by deleting “Exhibit B” in the first, second and third sentences and replacing it with “Exhibit B-1 or B-2, as applicable,”.
(j)    Section 16(f) of the Repurchase Agreement is hereby amended by deleting clause (ii) in its entirety and replacing it with the following:
(ii)     Seller shall have the option to (i) withdraw from a Collection Account all Income on deposit therein with respect to the Purchased Assets and use such funds at its discretion or (ii) cause the Bank to disburse such Income to the Purchaser, which amounts shall be applied by Purchaser in the following order of priority (i) to reduce outstanding Price Differential due and payable in respect of Purchased Assets for which the Purchaser has received the related Repurchase Price (other than Price Differential) pursuant to Section 3(f) during the prior calendar month, (ii) to reduce the Repurchase Price for all outstanding Transactions, and (iii) to pay all other Obligations then due and payable to such Purchaser.
(k)    Section 17(d) of the Repurchase Agreement is hereby amended by deleting “Exhibit B” in the first sentence and replacing it with “Exhibit B-1 or B-2, as applicable,”.
(l)    Section 34 and Exhibit E of the Repurchase Agreement are hereby amended by deleting the address for Barclays Capital – Operations and replacing it with the following:
Barclays Capital – Operations
1301 Sixth Ave, 8th Floor
New York, NY 10019
Attention: Roger Billotto
Email: roger.billotto@barclays.com

(m)    Section 27(a) of the Repurchase Agreement is hereby amended by deleting “Exhibit B” in the second sentence and replacing it with “Exhibit B-1 or B-2, as applicable,”.
(n)    The Repurchase Agreement is hereby amended by adding the following as a new Section 41 in its proper numerical sequence:
41.    NOTICE REGARDING CLIENT MONEY RULES.
Purchaser, as a CRD credit institution (as such term is defined in the rules of the FCA), holds all money received and held by it hereunder as banker and not as trustee. Accordingly, money that is received and held by Purchaser from Seller will not be held in accordance with the provisions of the FCA’s Client Asset Sourcebook relating to client money (the “Client Money Rules”) and will not be subject to the statutory trust provided for under the Client Money Rules.
In particular, Purchaser shall not segregate money received by it from Seller from Purchaser money and Purchaser shall not be liable to account to you for any profits made by Purchaser use as banker of such cash and upon failure of Purchaser, the client money distribution rules within the Client Asset Sourcebook (the “Client Money Distribution Rules”) will not apply to these sums and so you will not be entitled to share in any distribution under the Client Money Distribution Rules.
(o)    Exhibit B-1 to the Repurchase Agreement is hereby amended by deleting the second line of the introduction in its entirety and replacing it with the following:
Seller hereby represents and warrants to the Purchaser and Agent that, for each Mortgage Loan, other than a Non-Qualified Mortgage Loan, as of the related Purchase Date and the related Repurchase Date and on each date that such Mortgage Loan, other than a Non-Qualified Mortgage Loan, is subject to a Transaction:
(p)    Exhibit B-1 to the Repurchase Agreement is hereby amended by deleting clause (q) in its entirety and replacing with the following:
(q)     Such Mortgage Loan has not been released from the possession of the Custodian under (i)  Section 5 of the DB Custodial Agreement, to Seller or its bailee for a period in excess of thirty (30) calendar days (or if such thirtieth day is not a Business Day, the next succeeding Business Day); or (ii) Section 5 of the U.S. Bank Custodial Agreement, to Seller or its bailee for a period in excess of thirty (30) calendar days (or if such thirtieth day is not a Business Day, the next succeeding Business Day) or, in each case, such earlier time period as indicated on the related Request for Release of Documents;
(q)    Exhibit B-2 is hereby added to the Repurchase Agreement as provided in Annex 1 hereto.
SECTION 2.Fees and Expenses. Seller agrees to pay to Purchaser all fees and out of pocket expenses incurred by Purchaser and Agent in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel to Purchaser and Agent incurred in connection with this Amendment, in accordance with Section 23(a) of the Repurchase Agreement.
SECTION 3.Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Repurchase Agreement.
SECTION 4.Conditions to Effectiveness of this Amendment. This Amendment shall become effective on the day (the “Effective Date”) when Seller shall have paid or delivered, as applicable, to Purchaser all of the following fees, expenses, documents and instruments, each of which shall be in form and substance acceptable to Purchaser:
(a)    all accrued and unpaid fees and expenses owed to Purchaser in accordance with the Facility Documents, in each case, in immediately available funds, and without deduction, set-off or counterclaim;

(b)    a copy of this Amendment duly executed by each of the parties hereto;

(c)    a copy of (i) the Amendment Number Six to the Second Amended and Restated Master Repurchase Agreement Pricing Side Letter, dated as of the date hereof, duly executed by each of the parties thereto (the “PSL Amendment”), (ii) the Amendment Number Eighteen to the Mortgage Loan Participation Purchase and Sale Agreement, dated as of the date hereof, (iii) the Amendment Number Ten to the Mortgage Loan Participation Purchase and Sale Agreement Pricing Side Letter, dated as the date hereof, (iv) the Amendment Number Fourteen to the Loan and Security Agreement, dated as of the date hereof and (v) the Second Amended and Restated Loan and Security Agreement Pricing Side Letter, dated as of the date hereof, in each case duly executed by each of the parties thereto;

(d)    the first installment of the Renewal Fee (as defined in the PSL Amendment); and

(e)    any other documents reasonably requested by Purchaser or Agent on or prior to the date hereof.

SECTION 5.Limited Effect. Except as amended hereby, the Repurchase Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Repurchase Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Repurchase Agreement, any reference in any of such items to the Repurchase Agreement being sufficient to refer to the Repurchase Agreement as amended hereby.
SECTION 6.Representations. In order to induce Purchaser and Agent to execute and deliver this Amendment, Seller hereby represents to Purchaser and Agent that as of the date hereof, (i) Seller is in full compliance with all of the terms and conditions of the Program Documents and remains bound by the terms thereof, and (ii) no Default or Event of Default has occurred and is continuing under the Program Documents.
SECTION 7.Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflict of laws (other than Sections 5-1401 and 5‑1402 of the New York General Obligations Law which shall be applicable).
SECTION 8.Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

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IN WITNESS WHEREOF, Purchaser, Agent and Seller have caused their names to be duly signed to this Amendment by their respective officers thereunto duly authorized, all as of the date first above written.
BARCLAYS BANK PLC,
as Purchaser and Agent

By: /s/ Ellen Kiernan	Name: Ellen Kiernan Title: Director
NATIONSTAR MORTGAGE LLC,
as Seller

By: /s/ Jeffrey Neufeld	Name: Jeffrey Neufeld Title: Senior Vice President and Treasurer

Signature Page to Amendment No. 11 to Second A&R MRA

Annex 1
EXHIBIT B-2
REPRESENTATIONS AND WARRANTIES WITH RESPECT TO
NON-QUALIFIED MORTGAGE LOANS
Capitalized terms used but not defined in this Exhibit B-2 have the meanings assigned to such terms in the Second Amended and Restated Master Repurchase Agreement dated as of January 29, 2016 (the “Agreement”), by and between Barclays Bank PLC (“Purchaser” or “Agent”) and Nationstar Mortgage LLC (“Seller”). Seller hereby represents and warrants to the Purchaser and Agent that, for each Non-Qualified Mortgage Loan as of the related Purchase Date and the related Repurchase Date and on each date that such Non-Qualified Mortgage Loan is subject to a Transaction:
(a)    Each Mortgage Loan with a written appraisal, as indicated on Seller Mortgage Loan Schedule, contains a written appraisal prepared by an appraiser licensed or certified by the applicable governmental body in which the Mortgaged Property is located and in accordance with the requirements of Title XI of the Financial Institutions Reform Recovery and Enforcement Act of 1989 (“FIRREA”) and Seller’s underwriting guidelines. The appraisal was written in form and substance to USPAP standards and satisfies applicable legal and regulatory requirements. The appraisal was made and signed prior to the final approval of the Mortgage Loan application. The person performing any property valuation (including an appraiser) received no benefit from, and such person’s compensation or flow of business from Seller was not affected by, the approval or disapproval of the Mortgage Loan.
(b)    With respect to each Mortgage Loan whose document type on Seller Mortgage Loan Schedule indicates documented income, employment and/or assets, Seller verified the Mortgagor’s income, employment and/or assets in accordance with Seller’s underwriting guidelines. With respect to each Mortgage Loan other than a Mortgage Loan for which the Mortgagor documented his or her income by providing Form W-2 or tax returns, Seller employed a process designed to verify the income with third party documentation (including bank statements).
(c)    With respect to each Mortgage Loan, Seller gave due consideration at the time of origination to factors, including but not limited to, other real estate owned by the Mortgagor, commuting distance to work and appraiser comments and notes, to evaluate whether the occupancy status of the property as represented by the Mortgagor was reasonable.
(d)    With respect to each Mortgage Loan, no portion of the loan proceeds has been escrowed for the purpose of making Scheduled Payments on behalf of the Mortgagor and no payments due and payable under the terms of the Mortgage Note and Mortgage or deed of trust, except for seller or builder concessions or amounts paid or escrowed for payment by the Mortgagor’s employer, have been paid by any person (other than a guarantor) who was involved in or benefited from the sale of the Mortgaged Property or the origination, refinancing, sale or servicing of the Mortgage Loan.
(e)    The information on Seller Mortgage Loan Schedule correctly and accurately reflects the information contained in Seller’s records (including, without limitation, the Mortgage File) in all material respects. In addition, the information contained under each of the headings in Seller

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Mortgage Loan Schedule (e.g. Mortgagor’s income, employment and occupancy, among others) is true and correct in all material respects. With respect to each Mortgage Loan, any seller or builder concession in excess of the allowable limits established by Fannie Mae or Freddie Mac has been subtracted from the Appraised Value of the Mortgaged Property for purposes of determining the LTV and combined LTV (“CLTV”). As of the transaction date, the most recent FICO score listed on Seller Mortgage Loan Schedule was no more than twelve months old. As of the date of funding of the Mortgage Loan to the Mortgagor, no appraisal or other property valuation listed on Seller Mortgage Loan Schedule was more than twelve (12) months old.
(f)    Each Mortgage Loan was either underwritten in substantial conformance to the applicable Seller’s underwriting guidelines in effect at the time of origination taking into account the compensating factors set forth in such Seller’s underwriting guidelines as of the transaction date, or, if not underwritten in substantial conformance to Seller’s underwriting guidelines, has reasonable and documented compensating factors.
(g)    Other than with respect to TRID, compliance with which is covered by representation and warranty number (mm) below, at the time of origination or the date of modification each Mortgage Loan complied in all material respects with all then-applicable federal, state and local laws, including (without limitation) truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending laws and disclosure laws or such noncompliance was cured subsequent to origination, as permitted by applicable law. The servicing of each Mortgage Loan prior to the transaction date complied in all material respects with all then-applicable federal, state and local laws; provided, however, that Seller will only be deemed to be in breach of this representation in the event that the noncompliance resulted in foreclosure or ultimate realization on the note being precluded or where, upon foreclosure, specific costs could be attributed to noncompliance. The Mortgage Loan meets or is exempt from applicable state, federal or local laws, regulations and other requirements pertaining to usury.
(h)    With respect to each Mortgage Loan, unless otherwise indicated on Seller Mortgage Loan Schedule, each Mortgagor is a natural person or other acceptable forms (e.g. land trust), and at the time of origination, the Mortgagor was legally entitled to reside in or enter the U.S.
(i)    Immediately prior to the transfer and assignment to the Purchaser contemplated herein, Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens (other than any senior lien indicated on Seller Mortgage Loan Schedule), pledges, charges or security interests of any nature, and Seller has good and marketable title and full right and authority to sell and assign the same.
(j)    The Mortgage is a valid, subsisting and enforceable first or second lien on the property therein described, and, except as noted in Seller Mortgage Loan Schedule, the Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of the Mortgage, except for: the lien of current real property taxes and assessments not yet due and payable; covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan; liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of cleanup of hazardous substances or hazardous wastes or for other environmental protection purposes; and such other matters to which

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like properties are commonly subject that do not individually or in aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage; and any security agreement, chattel mortgage or equivalent document related to and delivered to the Custodian with any Mortgage establishes in Seller a valid and subsisting first or second lien on the property described therein, and Seller has full right to sell and assign the same to the Purchaser.
(k)    All taxes, governmental assessments, insurance premiums and water, sewer and municipal charges that previously became due and payable have been paid or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for any such item that remains unpaid.
(l)    The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances) to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises was intended or would render the property uninhabitable. Additionally, there is no proceeding (pending or threatened) for the total or partial condemnation of the Mortgaged Property.
(m)    The Mortgaged Property is free and clear of all mechanics’ and materialmen’s liens or a title policy affording, in substance, the same protection afforded by this warranty has been furnished to the Purchaser by Seller.
(n)    Except for Mortgage Loans secured by co-op shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee-simple estate in real property; all the improvements included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach on the Mortgaged Property (unless insured against under the related title insurance policy); and the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances.
(o)    All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.
(p)    The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law). Additionally, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the mortgage, and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor.
(q)    The proceeds of the Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds have been complied with (except for escrow funds for exterior items, which could not be completed due to weather, and escrow funds for the completion of swimming pools). Additionally, all costs, fees and expenses incurred in

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making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the transaction date.
(r)    The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction for which an opinion Of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received and any Mortgage Loan secured by co-op shares) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac insuring Seller or its successors and assigns as to the first or second priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to the following: (a) the lien of current real property taxes and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan; (c) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of cleanup of hazardous substances or hazardous wastes or for other environmental protection purposes and (d) such other matters to which like properties are commonly subject that do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage. Seller is the sole insured of such mortgagee title insurance policy, the assignments to the Purchaser of such Seller’s interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer that has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Purchaser, no claims have been made under such mortgagee title insurance policy and no prior holder of the related mortgage, including Seller, has done, by act or omission, anything that would impair the coverage of such mortgagee title insurance policy.
(s)    The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as covered under a standard extended coverage endorsement in an amount not less than the lesser of 100% of the insurable value of the Mortgaged Property or the outstanding principal balance of the Mortgage Loan. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project. If, upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier in an amount representing coverage not less than the least of the outstanding principal balance of the Mortgage Loan, the full insurable value of the Mortgaged Property, or the maximum amount of insurance that was available under the National Flood Insurance Act of 1968, as amended. Additionally, each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense.
(t)    There is no monetary default (including any related event of acceleration), monetary breach or monetary violation existing under the Mortgage or the related Mortgage Note and no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a monetary default, monetary breach, monetary violation or event of acceleration. Additionally, Seller has not waived any such default, breach, violation or event of acceleration, and

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no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan.
(u)    No Mortgage Note or mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or mortgage or the exercise of any right thereunder render the Mortgage Note or mortgage unenforceable in whole or in part or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.
(v)    Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor that would interfere with such right of foreclosure.
(w)    The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code.
(x)    With respect to each Mortgage where a Lost Note Affidavit has been delivered to the Custodian in place of the related Mortgage Note, the related Mortgage Note is no longer in existence.
(y)    With respect to each Mortgage Loan, all parties that have had any interest in such Mortgage Loan, whether as Mortgagee, assignee, pledge or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable licensing requirements of the laws of the state wherein the related Mortgaged Property is located, except to the extent that failure to be so licensed would not give rise to any claim against the Purchaser; provided, however, that Seller will only be deemed to be in breach of this representation in the event that the noncompliance resulted in foreclosure or ultimate realization on the Mortgage Note being precluded or where, upon foreclosure, specific costs could be attributed to noncompliance.
(z)    No fraud or material error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of Seller, any correspondent or mortgage broker involved in the origination of such Mortgage Loan, the Mortgagor or any appraiser, builder, developer or other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan. All information, reports and other documents submitted by Seller to Purchaser in connection with Purchaser’s review and approval of Seller continue to be true, correct and accurate and no such information, reports or other documents contain any untrue statement of fact or omit to state a fact necessary to make the statements contained herein or therein not misleading. No representation, warranty or written statement made by Seller in connection with this Agreement or in any Mortgage Loan Document or any document submitted to Purchaser in connection with the transactions contemplated hereby by Seller contains, or will contain, any untrue statement of material fact or omits, or will omit, to state a material fact necessary to make the statements contained herein or therein not misleading.

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(aa)    With respect to any insurance policy, including, but not limited to, hazard or title insurance, covering a Mortgage Loan and the related Mortgaged Property, Seller has not engaged in, and the Mortgagor has not engaged in, any act or omission that would impair the coverage of any such policy, the benefits of the endorsement or the validity and binding effect of either, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind as has been or will be received, retained or realized by any attorney, firm, or other Person or entity, and no such unlawful items have been received, retained or realized by Seller.
(bb)    In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser or Seller to such trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgage.
(cc)    Each original Mortgage was recorded, and all subsequent assignments of the original mortgage have been recorded in the appropriate jurisdictions in which such recordation is necessary to perfect the liens against creditors of Seller or are being recorded.
(dd)    The Mortgage contains an enforceable provision for the acceleration of the payment of the Unpaid Principal Balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee.
(ee)    The Mortgaged Property is either a fee-simple estate or a long-term residential lease. If the Mortgage Loan is secured by a long-term residential lease: (i) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent (or the lessor’s consent has been obtained and such consent is in the Mortgage File) and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protection; (ii) the terms of such lease do not allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default or prohibit the holder of the Mortgage from being insured under the hazard insurance policy related to the Mortgaged Property; (iii) the original term of such lease is not less than fifteen (15) years; (iv) the term of such lease does not terminate earlier than five (5) years after the maturity date of the Mortgage Note; and (v) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates for residential properties is an accepted practice.
(ff)    No Mortgage Loan in the Trust is a “high-cost” loan, “covered” loan or any other similarly designated loan as defined under any state, local or federal law, as defined by applicable predatory and abusive lending laws; provided, that, for the avoidance of doubt, no representation or warranty is made as to whether a Mortgage Loan constitutes a highly-priced mortgage loan, as permitted by specific state or federal laws.
(gg)    The instruments and documents with respect to each Mortgage Loan required to be delivered to the Custodian on or prior to the transaction date have been delivered to the Custodian.
(hh)    Unless otherwise indicated on Seller Mortgage Loan Schedule, Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage or

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executed any instrument of release, cancellation, modification or satisfaction, except in each case as reflected in an agreement included in the Mortgage File.
(ii)    Each Mortgaged Property is located in the U.S. or a territory of the U.S. and consists of a one- to four-unit residential property, which may include, but is not limited to, a single-family dwelling, townhouse, condominium unit or unit in a planned unit development or, in the case of Mortgage Loans secured by co-op shares, leases or occupancy agreements.
(jj)    Unless otherwise indicated on Seller Mortgage Loan Schedule, all Monthly Payments required to be made up to the Due Date immediately preceding the cut-off date under the terms of the related Mortgage Note have been made, and no Mortgage Loan was more than sixty (60) days delinquent in the twelve (12) months preceding the cut-off date, unless disclosed on Seller Mortgage Loan Schedule.
(kk)    Seller has not received notice that the Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding as of the cut-off date.
(ll)    If required by Seller’s underwriting guidelines, Seller made a reasonable and good faith determination that the Mortgagor would have a reasonable ability to repay the Mortgage Loan according to its terms, in accordance with, at a minimum, the eight underwriting factors set forth in 12 C.F.R 1026.43(c)(2).
(mm)    With respect to each Mortgage Loan for which an application was taken on or after October 3, 2015, either: (i) the Mortgage Loan was originated in compliance with TRID; (ii) the Mortgage Loan is exempt from TRID; or (iii) with respect to each TRID compliance exception with respect to a Mortgage Loan, such TRID compliance exception will not result in civil liability or has been cured in a manner which negates the associated civil liability.
(nn)    Seller does not employ or contract with any party listed on a debarment list, exclusionary list, or any similar list maintained by any governmental or quasi-governmental agency.
(oo)    Seller shall make prompt, timely, full, accurate, and truthful disclosures to Purchaser of facts, information and documentation Seller may know, suspect, or have actual or constructive notice that could or has affected the validity, collectability, marketability or enforceability (including realization on the security) of any Mortgage Loan submitted to Purchaser, including all facts, information and documentation relating to any disputes, proceedings, litigation or governmental action threatened, anticipated, or pending, respecting the Mortgage Loan, the Mortgagor, or property securing the Mortgage Loan, as well as all facts, information and documentation relating to the Mortgage Loan, the Mortgagor, the Mortgagor’s creditworthiness or the value or condition of the property securing the Mortgage Loan.
(pp)    Seller shall not use Purchaser’s name, trademarks or service marks in any manner, including, without limitation, in any advertising or marketing materials, or other promotional campaign, including any internet or website materials, without the express prior written consent of Purchaser.
(qq)    Each loan originator employed by or affiliated with Seller is properly qualified, licensed and registered as required by applicable law to transact business in each state where property securing a Loan is located, and Seller and each loan originator have complied with and are in compliance with Seller’s underwriting guidelines and all applicable law.

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(rr)    Seller agrees to notify Purchaser, in writing, of the termination or resignation of anyone employed by or working on behalf of Seller, who was involved in the origination of any Mortgage Loan sold to Purchaser, within ten (10) days of termination or resignation if such termination or resignation is related in any way to fraudulent activity or activity that violates applicable law or Seller’s underwriting guidelines.

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